Exhibit 99.1

NEXT BRIDGE HYDROCARBONS, INC. PROVIDES UPDATES ON REGISTRATION STATEMENTS

MIDLAND, TEXAS – February 8, 2024 – Next Bridge Hydrocarbons, Inc. (“Next Bridge,” “our,” “we,” or the “Company”), an oil and natural gas exploration and production company with interests in Texas and Oklahoma announced today the following:

Next Bridge submitted to the Securities and Exchange Commission (the “SEC”) its Amendment No. 2 to its S-1 registration statement related to its registered direct offering of 40,000,000 common shares in the Company. The SEC requested additional disclosure to the S-1 registration statement, so the Company has submitted Amendment No. 3 to this S-1 registration statement. Next Bridge will provide an update as soon it receives the next response from the SEC.

As to the Company’s S-1 registration statement regarding the subscription rights to receive common stock in a future subsidiary, Greg McCabe, Next Bridge’s chairman and CEO, commented, “The SEC has requested that we withdraw our registration statement at this time and file a new registration statement in the future following formation of the subsidiary and the completion of full audited financials of such subsidiary. Next Bridge has made the necessary filings to commence the requested withdrawal and is considering if Next Bridge will refile a new registration statement with the SEC’s requirements.

“As we consider our options related to the SEC’s requirements of this registration, it is still very important to the Company for shareholders to move their shares to AST. Knowing who our shareholders are will help in matters of corporate governance and communications with our shareholders,” added McCabe. “As stated in our previous news release, we are considering our options regarding the potential for blockchain trading, which will also require the moving of all shares to AST. And as the largest shareholder, I have moved all my shares to AST.

“Furthermore, we remain committed to exploring different pathways to allow all Next Bridge shareholders who have directly registered their shares with AST to become the beneficiaries of both the 10% working interest back-in after payout on the Orogrande acreage and the Bronco Prospect acreage in southern Louisiana. Once the Company determines its next steps, we will provide an update to shareholders.” concluded McCabe.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offer or sale of these securities will be made only by means of a prospectus forming part of an effective registration statement.

About Next Bridge Hydrocarbons, Inc.

The Company is an independent public reporting energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. Our primary focus has been the development of interests in an oil and gas project consisting of 134,000 contiguous gross acres we hold in the Orogrande Basin in West Texas in Hudspeth County, Texas. In addition, we have minor interests in the Eastern edge of the Midland Basin in Texas, and two minor well interests in Oklahoma. Please visit www.nextbridgehydrocarbons.com for more information.

Next Bridge is a private company insofar as its shares of common stock are not traded on a public stock exchange of any kind. The Company is expected to update its shareholders about certain operational and financial updates related to the Company’s business. To receive timely emails with respect to these corporate developments, please visit https://www.nextbridgehydrocarbons.com/investors and complete the Email Alert/Investor Form. You may also choose to follow our social media channels at @nbhydrocarbons on Twitter and “Next Bridge Hydrocarbons” on LinkedIn.

This statement may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company’s filings with the Securities and Exchange Commission ("SEC") available on the Company’s website or the SEC's website at www.sec.gov.

Contact:

Dennard Lascar Investor Relations

NextBridge@dennardlascar.com

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